EXHIBIT 99.1

Investor Relations: ICR, Inc. John Mills, Senior Managing Director Anne Rakunas, Senior Vice President (310) 954-1100 Anne.Rakunas@icrinc.com	Company: Javo Beverage Company, Inc. William Marshall (760) 560 - 5286 ext. 503 investing@javobeverage.com

JAVO BEVERAGE COMPANY ANNOUNCES RECORD FIRST QUARTER SALES

First Quarter Gross Sales Increase 7.2% to $5.0 Million

Dispensed Product Sales Up 11.8% to $4.7 Million

Sales and Marketing Expense Declines; Net Loss from Operations Improves

SAN DIEGO, CA – May 11, 2010 -- Javo® Beverage Company, Inc. (OTC BB: JAVO), a leading supplier of premium dispensable coffee and tea-based beverages to the foodservice industry, announced today financial results for the first quarter 2010.

Financial Highlights for the First Quarter

•	Gross sales increased 7.2% to $5.0 million from $4.7 million in the first quarter 2009.

•	Dispensed products sales were $4.7 million compared to $4.2 million, or 11.8% above the first quarter 2009.

•	Net sales were $3.9 million.

•	Gross profit as a percent of net sales for the quarter was 40.6% compared to 40.3% in the first quarter of 2009.

•	Selling and marketing expenses for the quarter decreased $192 thousand to 23.2% of net sales, a 500 basis point improvement from the first quarter 2009.

•
Loss from operations was $1.8 million, $54 thousand better than the prior year period.  Excluding non-cash depreciation, amortization and deferred compensation, loss from operations was $652 thousand in the first quarter of 2010.

•	Net loss was $3.1 million for the quarter, an $88 thousand improvement over the first quarter of 2009. The first quarter loss included $1.7 million of non-cash items.

Javo Beverage Company – page 2

First Quarter 2010 Review
For the first quarter of 2010, gross sales increased to $5.0 million, up 7.2% from $4.7 million in the same quarter in 2009.  Net sales, after deducting marketing allowances, discounts and returns, for the first quarter of 2010 increased 0.6% versus the prior year period to $3.9 million.

As discussed in Javo’s fourth quarter 2009 earnings release of March 17, 2010, the Company chose to reclassify marketing discounts and returns that are paid to various customers through bill backs or direct payments, from a selling and marketing expense in SG&A to a deduction from gross sales to arrive at net sales.  The reclassification was done to provide greater transparency for selling and marketing expenses by separating contracted customer discounts and allowances from other sales and marketing costs.  The reclassification of marketing allowances had no effect on the Company’s gross sales or earnings. Certain prior year amounts in the following financial statements have been reclassified to conform to the current year’s presentation. The table at the end of this release provides a comparison of the two income statement presentations before and after the reclassification.

The increase in marketing allowances, returns and discounts compared to the first quarter of 2009, primarily reflects the Company's higher sales to national account customers, which earn negotiated discounts when the Company sells its products into these networks, and payments earned by some distributors for reaching annual performance targets at the end of the fourth quarter.  The Company expects its marketing allowance expense for the year to grow roughly in line with gross revenues for dispensed products.

Gross sales from dispensed products, the Company’s primary source of revenue, grew to $4.7 million, an 11.8% increase compared to the prior year quarter.  This improvement was due, primarily, to an increase in the number of beverage dispensing locations serving Javo’s coffee and tea products.  At the conclusion of the first quarter, the Company estimates that it had 11,651 beverage dispensers installed at customer locations purchasing its coffee and tea concentrates, 20% higher than at the same point in the prior year. The Company’s revenue from bulk ingredients and packaged coffee and tea mixes, which do not utilize dispensing equipment, was $247 thousand, a decrease of 33.4% from the prior year period.  The decrease in non-dispensed product sales during the quarter was due primarily to a change in method of invoicing a large packaged coffee customer that lowered gross revenue but did not impact gross margin.

Javo Beverage Company – page 3

For the first quarter of 2010, gross profit was $1.6 million, $23 thousand above the same period of 2009.  Gross profit as a percentage of net sales for the quarter was 40.6% compared to 40.3% in the prior year period.

First quarter of 2010 sales and marketing expense decreased $192 thousand to $909 thousand, or 23.2% of net sales, compared to $1.1 million, or 28.2% of net sales, in the first quarter of 2009.  The decrease is attributable to a reorganization of the Company’s sales and marketing resources to more efficiently capture new customer placement opportunities.

General and administrative expenses for the first quarter of 2010 were $2.4 million, or 62.3% of net sales, compared to $2.3 million, or 58.6% of net sales, for the same period last year.  Excluding non-cash depreciation and stock-based compensation, general and administrative expenses were $1.4 million for the first quarter of 2010.

Loss from operations was $1.8 million for the first quarter, which was $54 thousand lower than the prior year period. Excluding non-cash depreciation, amortization and deferred compensation, loss from operations was $652 thousand in the first quarter.

For the first quarter of 2010, other income/expense items totaled $1.3 million compared to $1.4 million in the comparable period last year.  The decrease was primarily due to an increase in other income and lower non-cash derivative expense of $59 thousand reported for revaluation of the Company’s warrants issued in connection with its Senior Convertible Debt, offset by an increase in interest expense.  Interest expense of $1.4 million in the first quarter included $595 thousand of non-cash accretion expense.

The Company’s net loss for the quarter was $3.1 million, or ($0.01) per share, compared with $3.2 million, or $(0.02) per share, in the same quarter of the previous year. Excluding total non-cash items, net loss was $1.4 million in the first quarter.

Liquidity and Capital Resources
As of March 31, 2010, the Company had cash and cash equivalents of $623 thousand compared to $1.6 million as of December 31, 2009.

Javo Beverage Company – page 4

Management Comment
Cody C. Ashwell, chairman and CEO of Javo Beverage Company, stated, “During the first quarter, we continued to make progress in our core business of dispensed products through new placements and solid productivity from beverage dispensing equipment installed with customers. The cost reduction efforts we implemented in 2009 have begun to improve our efficiencies, as operating expenses declined by 131 basis points compared to the first quarter of 2009.”

Gary Lillian, president of Javo Beverage Company, added, “During the first quarter we experienced a 16% increase in hot coffee sales and a 6% improvement in our iced coffee business; during what has historically been our lowest revenue quarter.  Equipment productivity, which we evaluate in terms of cases per month from each dispenser, was in line with our expectations.  This represents a positive trend compared to last year when cool, wet weather hurt iced coffee consumption at our customers’ retail locations and reduced our equipment productivity. If the pattern of the first quarter continues, we expect to have continued revenue growth for the remainder of the year.”

2010 Outlook

Management continues to expect that several factors will contribute to growth in the Company’s dispensed products, for the remainder of 2010 including:

•
Dispenser Growth:  At the end of the first quarter, Javo had 5,351 company owned beverage dispensers at customer locations using its coffee and tea concentrates. In addition, the Company estimates that there were 6,300 additional locations purchasing the Company’s products that own and service their own dispensing equipment. Total owned and estimated customer owned dispensing locations of 11,651 at the end of the first quarter was 20% higher compared to the same period a year ago.

•
New Products:  The Company has expanded distribution for, and placement of, its new product offerings of hot, on-demand coffees and dispensed iced teas during the quarter.  These newest flavors are well suited to serve the growing number of foodservice operators that want to offer their customers high-end coffee in a less labor intensive and less wasteful manner.  New placements were strongest within Javo’s convenience store customer group, many of whom already sell the Company’s iced coffee products.

•
Distribution and National Sales Force:  The Company entered 2010 with a broader distribution footprint and national sales and service, and added 10 new distributors during the first quarter that are now capable of servicing retailers in their respective markets with Javo’s dispensed beverage products.

Javo Beverage Company – page 5

Further, due to improvements made during 2009 in its operating platform and management systems, the Company anticipates only modest changes to its total fixed selling, general and administrative costs excluding depreciation for the year 2010.

Conference Call
Management of Javo Beverage will host a conference call Tuesday, May 11 at 4:30 pm EDT to discuss the company's financial results and achievements. Those who wish to participate in the conference call may telephone (888) 567-1603 from the U.S. or (201) 604-5052 for international callers. A digital replay of the conference call will be available by telephone approximately 1 hour after the completion of the call. It will be available for 90 days and may be accessed by dialing (888) 632-8973 from the U.S. or (201) 499-0429 for international callers. At the prompt, dial replay code "28070809#".

About Javo® Beverage Company, Inc.
Based in Vista, California, Javo® Beverage Company (OTC Bulletin Board: JAVO) is an innovator and leader in the manufacture of coffee and tea-based dispensed beverages, drink mixes and flavor systems. The company has successfully commercialized a proprietary brewing technology that yields fresh brewed coffees and teas that are flavorful, concentrated and stable, with broad applications in the foodservice, food manufacturing and beverage industries. For foodservice operators, Javo makes it possible to serve great tasting hot coffees and cold specialty coffee beverages from convenient dispenser-based systems.  Javo also assists food and beverage processors seeking authentic and robust coffee and tea flavors through its development and supply of customized ingredients for packaged foods and ready-to-drink beverages. The company supplies a growing list of national and international foodservice operations, specialty coffee retailers, restaurant chains and food manufacturers. For information about Javo Beverage Company, please visit www.javobeverage.com.

Forward-looking statements

This release contains forward-looking statements made by or on behalf of Javo® Beverage Company, Inc. All statements that address events or operating performance that the Company expects will occur in the future, including statements relating to revenue growth, dispenser location growth, annual revenue per dispenser, volume growth, share of sales, future profitability or statements expressing general optimism about future operating results, and future financings are forward-looking statements. These forward-looking statements are based on management's current views, and management cannot assure that anticipated results will be achieved. These statements are subject to numerous risks and uncertainties, including those set forth in the Company's risk factors contained in the Company's most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, copies of which are available from the Company without charge and from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements and are encouraged to review the risk factors that could affect actual results. The Company disclaims any intent to update forward-looking statements.

Javo Beverage Company – page 6

JAVO BEVERAGE COMPANY, INC.
CONDENSED BALANCE SHEETS

	March 31, 2010 (Unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$622,806	$1,604,578
Restricted cash	58,000	140,000
Total cash, restricted cash and cash equivalents	680,806	1,744,578

Accounts receivable, less allowances	2,892,776	2,573,723
Inventory, net of reserve for obsolescence	1,251,633	1,246,129
Prepaid expenses	355,044	370,052
Total current assets	5,180,259	5,934,482

Property and equipment, net	11,372,120	11,629,536
Intangibles, net	2,312,708	2,396,015
Deposits	23,858	23,858
Total assets	$18,888,945	$19,983,891

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$5,207,497	$4,006,857
Lines of credit	1,775,874	1,772,801
Accrued payroll and related benefits	457,191	238,108
Accrued current portion of interest payable	565,208	578,847
Warrants payable	13,803	9,477
Current portion of long-term debt and capital leases	240,403	271,732
Total current liabilities	8,259,976	6,877,822

Long-term debt and capital leases, net of current portion	26,638,145	26,692,123
Unamortized discount on long-term debt	(10,601,161)	(11,126,194)
Accrued long-term interest payable	176,219	68,379
Total liabilities	24,473,179	22,512,130
Commitments and contingencies	-	-
Stockholders' deficit

Preferred stock, $0.001 par value, 10,000,000 shares authorized, 2,362,746 shares issued and outstanding as ofMarch 31, 2010 and December 31, 2009. 150,000 shares have been reserved for the Junior A Participating Preferred Stock.	2,363	2,363
Common stock, $0.001 par value, 300,000,000 shares authorized, 297,693,753 shares issued and outstanding as of March 31, 2010, 298,803,342 shares issued and outstanding as of December 31, 2009.	297,694	298,803
Additional paid in capital	75,274,554	75,228,355
Accumulated deficit	(81,158,845)	(78,057,760)
Total stockholders' deficit	(5,584,234)	(2,528,239)
Total liabilities and stockholders' deficit	$18,888,945	$19,983,891

Javo Beverage Company – page 7

JAVO BEVERAGE COMPANY, INC.
CONDENSED STATEMENT OF OPERATIONS
UNAUDITED

	Three Months Ended March
	2010	2009

Gross sales	$5,004,830	$4,666,976
Returns and allowances	(1,081,135)	(767,615)
Net sales	3,923,695	3,899,361
Cost of sales	(2,330,919)	(2,329,655)
Gross profit	1,592,776	1,569,706

Operating expenses:
Selling and marketing	(909,067)	(1,100,646)
General and administrative	(2,444,426)	(2,283,308)

Total operating expenses	(3,353,493)	(3,383,954)

Loss from operations	(1,760,717)	(1,814,248)

Other income (expenses):
Interest income	154	12,429
Interest expense	(1,376,327)	(1,240,140)
Loss on derivatives	(4,326)	(62,873)
Other income/(expenses)	36,297	(83,729)
Gain/(loss) on disposal of assets	3,834	(908)

Total other expense	(1,340,368)	(1,375,221)

Net loss	$(3,101,085)	$(3,189,469)

Basic and diluted loss per share	$(0.01)	$(0.02)
Weighted average number of shares outstanding, basic and diluted	298,729,369	198,326,932

Javo Beverage Company – page 8

JAVO BEVERAGE COMPANY, INC.
RECONCILIATION OF LOSS FROM OPERATIONS, NET LOSS AND GENERAL AND ADMINISTRATIVE EXPENSE BEFORE NON-CASH ITEMS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)

	Three Months Ended March
	2010	2009
Loss from operations	$(1,760,717)	$(1,814,248)
Add back non-cash expenses
Depreciation Expense	869,974	709,004
Deferred compensation	206,387	361,630
Amortization expense	32,367	112,998

Total non-cash expenses	$1,108,728	$1,183,631.89

Loss from operations without non-cash expenses	(651,989)	(630,616)

	Three Months Ended March
	2010	2009
Net loss	$(3,101,085)	$(3,189,469)
Add back non-cash expenses
Depreciation Expense	869,974	709,004
Stock compensation	206,387	361,630
Amortization expense	32,367	112,998
Derivative expense	4,326	62,873
Accretion expense / Interest Expense	595,321	824,640

Total non-cash expenses	1,708,375	2,071,145

Net loss before non-cash items	$(1,392,710)	$(1,118,324)

	Three Months Ended March
	2010	2009
General and administrative	(2,444,426)	(2,283,308)
Add back non-cash expenses
Depreciation Expense	869,974	709,004
Stock compensation	206,387	361,630
	1,076,361	1,070,634
General and administrative before non-cash expenses	(1,368,065)	(1,212,674)

Javo Beverage Company – page 9

JAVO BEVERAGE COMPANY, INC.
Reclassification of Marketing Allowances

	Three Months to March 31, 2009
Comparative Income Statement Before & After Reclassification	Before	After	Difference

Gross sales	$4,666,976	$4,666,976	$--
Discounts & returns	(19,704)	(767,615)	747,911
Net sales	4,647,272	3,899,361	747,911
Cost of sales	(2,329,655)	(2,329,655)	--
Gross profit $	2,317,617	1,569,706	1,495,822
Gross profit % of net sales	49.87%	40.25%	-9.6%

Operating expenses:
Selling and marketing	(1,100,646)	(1,100,646)	--
Allowances	(747,911)	--	--
Total selling and marketing	(1,848,557)	(1,100,646)	(747,911)
Total selling and marketing % of net sales	-39.78%	-28.23%	11.55%

General and administrative	(2,283,308)	(2,283,308)	--
Total operating expenses	(4,131,865)	(3,383,954)	747,911
Total operating expenses % of net sales	-88.91%	-86.78%	2.13%

Loss from operations	(1,814,248)	(1,814,248)	--

Other income (expenses):	12,429	12,429	--
Interest income	(1,240,140)	(1,240,140)	--
Interest expense	(62,873)	(62,873)	--
Cancellation of debt and other income	(83,729)	(83,729)	--
Loss on derivatives	(908)	(908)	--
Loss on disposal of assets	(1,375,221)	(1,375,221)	--

Total other expense $	(5,038,026)	(5,038,026)	--

Net loss $	$(1,100,646)	$(1,100,646)	--